SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The compensation committee (the “Committee”) of the Board of Directors of Motive, Inc. (the “Company”) unanimously adopted resolutions to approve the Company entering into an employment agreement with Kenny Van Zant, the Company’s Executive Vice President of Marketing, and granting 50,000 restricted shares to Mr. Van Zant pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Plan”). The Company entered into such employment agreement and granted such restricted shares on January 13, 2006.

The employment agreement with Mr. Van Zant has a term of two years, although the Company may terminate Mr. Van Zant’s employment at any time. The Company must pay him a severance amount equal to twelve months of his base salary if the Company terminates his employment for any reason other than cause (as defined in the agreement) during the term of the agreement or if he terminates his employment for good reason (as defined in the agreement) during the term of the agreement. The severance amount is payable in a lump sum after Mr. Van Zant executes and delivers to the Company a mutually acceptable release. Mr. Van Zant’s employment agreement additionally provides that the Company is to pay Mr. Van Zant a one-time retention bonus of $50,000 if he remains an employee of the Company through June 30, 2006. The foregoing description is only a summary of, and is qualified in its entirety by reference to, Mr. Van Zant’s employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The restricted shares granted to Mr. Van Zant will vest in full on November 1, 2006, or earlier upon his death, disability or a Change in Control of the Company (as such term is defined in the Plan). The Form of Restricted Stock Grant Agreement pursuant to which such grant was made is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 1.02.     Termination of a Material Definitive Agreement.

The employment agreement with Mr. Van Zant described in Item 1.01 above supercedes in its entirety that certain Employment Agreement, dated January 17, 2003, between the Company, BroadJump, Inc. and Mr. Van Zant (the “Prior Agreement”). The Prior Agreement was to expire by its terms on January 17, 2006. A copy of the Prior Agreement was filed as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-111030).

Item 9.01.     Financial Statements and Exhibits.

Exhibit 10.1 – Employment Agreement, dated January 13, 2006, by and between Motive, Inc. and Kenny Van Zant

Exhibit 10.2 – Form of Restricted Stock Agreement of Motive, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2006

MOTIVE, INC.

By:	/s/ Paul Baker
Paul Baker Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

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EXHIBIT INDEX

Exhibit No.		Description

Exhibit 10.1	–	Employment Agreement, dated January 13, 2006, by and between Motive, Inc. and Kenny Van Zant

Exhibit 10.2	–	Form of Restricted Stock Agreement of Motive, Inc.

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